SLM Student Loan Trust 2003-12
Quarterly Servicing Report
Report Date:8/31/2004          Reporting Period:06/01/04-08/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		05/31/04	Activity	8/31/2004
A	i	Portfolio Balance	$2,403,455,454.97	$(66,149,376.33)	$2,337,306,078.64
	ii	Interest to be Capitalized	9,085,797.75		8,225,259.17

	iii	Total Pool	$2,412,541,252.72		$2,345,531,337.81

	iv	Specified Reserve Account Balance	6,031,353.13		5,863,828.34

	v	Total Adjusted Pool	$2,418,572,605.85		$2,351,395,166.15

B	i	Weighted Average Coupon (WAC)	5.160%		5.148%
	ii	Weighted Average Remaining Term	258.46		257.26
	iii	Number of Loans	133,831		131,131
	iv	Number of Borrowers	85,465		83,313
	v	Aggregate Outstanding Principal Balance - T-Bill	$476,430,090.84		$460,405,208.58
	vi	Aggregate Outstanding Principal Balance - Commercial Paper	$1,936,111,161.88		$1,885,126,129.23

	Notes and Certificates			Spread/Coupon	Exchange Rate	Balance 06/15/04	Balance 09/15/04
C	i	A-1 Notes	78442GJZ0	0.010%	1.00000	$135,179,005.85	$68,001,566.15
	ii	A-2 Notes	78442GKA3	0.050%	1.00000	$315,000,000.00	$315,000,000.00
	iii	A-3 Notes	78442GKB1	0.120%	1.00000	$338,000,000.00	$338,000,000.00
	iv	A-4 Notes	78442GKC9	0.190%	1.00000	$385,000,000.00	$385,000,000.00
	v	A-5 Notes	78442GKE5	0.280%	1.00000	$500,000,000.00	$500,000,000.00
	vi	A-6* Notes	XS0180948274	5.450%	1.68840	£396,500,000.00	£396,500,000.00
	x	B Notes	78442GKD7	0.590%	1.00000	$75,943,000.00	$75,943,000.00

		Reserve Account	06/15/04	09/15/04
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)	$—	$—
	iii	Specified Reserve Acct Balance ($)	$6,031,353.13	$5,863,828.34
	iv	Reserve Account Floor Balance ($)	$3,759,518.00	$3,759,518.00
	v	Current Reserve Acct Balance ($)	$6,031,353.13	$5,863,828.34

		Other Accounts	06/15/04	09/15/04
E	i	Remarketing Fee Account	$—	$—
	ii	Capitalized Interest Account	$21,250,000.00	$21,250,000.00
	iii	Principal Accumulation Account (A-6)	$—	$—
	iv	Supplemental Interest Account (A-6)	$—	$—
	v	Investment Reserve Account	$—	$—
	vi	Investment Premium Purchase Account	$—	$—
	vii	Foreign Currency Account (Pounds Sterling)	£—	£—

		Asset/Liability	06/15/04	9/15/2004
F	i	Total Adjusted Pool	$2,418,572,605.85	$2,351,395,166.15
	ii	Total $ equivalent Notes	$2,418,572,605.85	$2,351,395,166.15
	iii	Difference	$—	$—
	iv	Parity Ratio	1.00000	1.00000

*A-6 Notes are denominated in Pounds Sterling

II. 2003-12 Transactions from: 06/01/04 through: 08/31/04

A	Student Loan Principal Activity
	i	Regular Principal Collections	$70,937,243.08
	ii	Principal Collections from Guarantor	4,872,116.01
	iii	Principal Reimbursements	477,676.12
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$76,287,035.21

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$144,826.11
	ii	Capitalized Interest	(10,282,484.99)

	iii	Total Non-Cash Principal Activity	$(10,137,658.88)

C	Total Student Loan Principal Activity		$66,149,376.33

D	Student Loan Interest Activity
	i	Regular Interest Collections	$19,201,249.57
	ii	Interest Claims Received from Guarantors	308,644.24
	iii	Collection Fees/Returned Items	8,992.02
	iv	Late Fee Reimbursements	253,761.63
	v	Interest Reimbursements	2,277.70
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	645,088.50
	viii	Subsidy Payments	1,474,213.07

	ix	Total Interest Collections	$21,894,226.73

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$86.74
	ii	Capitalized Interest	10,282,484.99

	iii	Total Non-Cash Interest Adjustments	$10,282,571.73

F	Total Student Loan Interest Activity		$32,176,798.46

G	Non-Reimbursable Losses During Collection Period		$68,589.47

H	Cumulative Non-Reimbursable Losses to Date		$76,239.68

III. 2003-12 Collection Account Activity 06/01/04 through 08/31/04

A	Principal Collections
	i	Principal Payments Received	$29,609,292.16
	ii	Consolidation Principal Payments	46,200,066.93
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	32.12
	vi	Re-purchased Principal	477,644.00

	vii	Total Principal Collections	$76,287,035.21

B	Interest Collections
	i	Interest Payments Received	$21,334,612.84
	ii	Consolidation Interest Payments	294,582.54
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursed	0.00
	v	Reimbursements by Servicer	529.58
	vi	Re-purchased Interest	1,748.12
	vii	Collection Fees/Return Items	8,992.02
	viii	Late Fees	253,761.63

	ix	Total Interest Collections	$21,894,226.73
C	Other Reimbursements		$408,651.02

D	Reserves In Excess of the Requirement		$167,524.79

E	Reset Period Target Amount Excess		$—

F	Funds Released from Supplemental Interest Account		$—

G	Investment Premium Purchase Account Excess		$—

H	Investment Reserve Account Excess		$—

I	Interest Rate Cap Proceeds		$—

J	Interest Rate Swap Proceeds		$—

K	Administrator Account Investment Income		$—

L	Trust Account Investment Income		$246,162.47

M	Funds Released from Capitalized Interest Account		$—

N	TOTAL AVAILABLE FUNDS		$99,003,600.22
O	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,000,559.29)
		Consolidation Loan Rebate Fees	$(6,131,269.41)

P	NET AVAILABLE FUNDS		$90,871,771.52

Q	Servicing Fees Due for Current Period		$980,692.82

R	Carryover Servicing Fees Due		$—

S	Administration Fees Due		$25,000.00

T	Total Fees Due for Period		$1,005,692.82

IV. 2003-12 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	05/31/04	08/31/04	05/31/04	08/31/04	05/31/04	08/31/04	05/31/04	08/31/04	05/31/04	08/31/04
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	5.061%	5.027%	97,379	96,373	72.763%	73.494%	$1,618,812,110.18	$1,606,759,890.26	67.354%	68.744%
31-60 Days Delinquent	6.171%	6.038%	2,949	2,968	2.204%	2.263%	$53,636,283.01	$55,709,544.81	2.232%	2.383%
61-90 Days Delinquent	6.019%	6.083%	1,583	2,043	1.183%	1.558%	$30,244,189.95	$37,257,053.14	1.258%	1.594%
91-120 Days Delinquent	6.216%	6.133%	757	919	0.566%	0.701%	$13,248,190.39	$16,807,031.48	0.551%	0.719%
> 120 Days Delinquent	6.835%	6.634%	1,541	1,574	1.151%	1.200%	$32,141,764.97	$30,955,977.46	1.337%	1.324%

Deferment
Current	4.975%	4.999%	12,530	12,802	9.363%	9.763%	$263,672,637.76	$260,280,919.98	10.971%	11.136%

Forbearance
Current	5.306%	5.403%	16,942	14,104	12.659%	10.756%	$389,026,194.37	$323,205,745.32	16.186%	13.828%

TOTAL REPAYMENT	5.158%	5.146%	133,681	130,783	99.888%	99.735%	$2,400,781,370.63	$2,330,976,162.45	99.889%	99.729%
Claims in Process (1)	6.779%	5.990%	150	348	0.112%	0.265%	$2,674,084.34	$6,329,916.19	0.111%	0.271%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	5.160%	5.148%	133,831	131,131	100.000%	100.000%	$2,403,455,454.97	$2,337,306,078.64	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*Percentages may not total 100% due to rounding.

V. 2003-12 Various Interest Accruals and Floating Rate Swap Payments

A	Borrower Interest Accrued During Collection Period			$28,960,724.65
B	Interest Subsidy Payments Accrued During Collection Period			1,368,909.84
C	SAP Payments Accrued During Collection Period			1,270,114.14
D	Investment Earnings Accrued for Collection Period (TRUST ACCOUNTS)			246,162.47
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)			0.00
F	Consolidation Loan Rebate Fees			(6,131,269.41)

G	Net Expected Interest Collections			$25,714,641.69

H	Interest Rate Cap Payments Due to the Trust
				Cap

	i	Cap Notional Amount		$370,000,000.00
	ii	Libor		1.52000%
	iii	Cap %		5.00000%
	iv	Excess Over Cap ( ii-iii)		0.00000%
	v	Cap Payments Due to the Trust		$0.00

I		Interest Rate Swap on Fixed Rate Reset Notes

		Swap Payments
				A-6 Swap Calc

		i	Notional Swap Amount (USD)	$669,450,600
		ii	Notional Swap Amount (Pounds Sterling)	£396,500,000
		SLM Student Loan Trust Pays:
		iia	3 Month Libor	1.52000%
		iib	Spread	0.2378%
		iic	Pay Rate	1.75780%
		iii	Gross Swap Payment Due Counterparty	$3,007,276.23
		iv	Days in Period 06/15/04 09/15/04	92
		Counterparty Pays:
		v	Fixed Rate Equal To Respective Reset Note Rate	5.45000%
		vi	Gross Swap Receipt Due Paying Agent	£17,417,291.67
		vii	Days in Period 11/25/03 09/15/04	295

VI. 2003-12 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate	Index
A	Class A-1 Interest Rate	0.003910000	(06/15/04—09/15/04)	1.53000%	LIBOR
B	Class A-2 Interest Rate	0.004012222	(06/15/04—09/15/04)	1.57000%	LIBOR
C	Class A-3 Interest Rate	0.004191111	(06/15/04—09/15/04)	1.64000%	LIBOR
D	Class A-4 Interest Rate	0.004370000	(06/15/04—09/15/04)	1.71000%	LIBOR
E	Class A-5 Interest Rate	0.004600000	(06/15/04—09/15/04)	1.80000%	LIBOR
F	Class A-6 Interest Rate*	0.043927596	(11/25/03—09/15/04)	5.45000%	Fixed
J	Class B Interest Rate	0.005392222	(06/15/04—09/15/04)	2.11000%	LIBOR

*Fixed rate Pounds Sterling to be paid to noteholders annually

VII. 2003-12 Inputs From Original Data 05/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,403,455,454.97
	ii	Interest To Be Capitalized	9,085,797.75

	iii	Total Pool	$2,412,541,252.72
	iv	Specified Reserve Account Balance	6,031,353.13

	v	Total Adjusted Pool	$2,418,572,605.85

B	Total Note and Certificate Factor		0.95543127147
C	Total Note Balance		$2,418,572,605.85

D	Note Balance 06/15/04		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B

	i	Current Factor	0.5450766365	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$135,179,005.85	$315,000,000.00	$338,000,000.00	$385,000,000.00	$500,000,000.00	£396,500,000.00	$75,943,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00	£0.00	$0.00

H	Reserve Account Balance		$6,031,353.13
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2003-12 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 12/15/2008 or (2) the first date on which no class A notes remain outstanding.

B	Note Balance Trigger	N

	Class A Percentage	100.00%
	Class B Percentage	0.00%

X. 2003-12 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-P )		$90,871,771.52	$90,871,771.52

B	Primary Servicing Fees-Current Month		$980,692.82	$89,891,078.70

C	Administration Fee		$25,000.00	$89,866,078.70

D	Aggregate Quarterly Funding Amount		$0.00	$89,866,078.70

E	Noteholder’s Interest Distribution Amounts

	i	Class A-1	$528,549.91	$89,337,528.79
	ii	Class A-2	$1,263,850.00	$88,073,678.79
	iii	Class A-3	$1,416,595.56	$86,657,083.23
	iv	Class A-4	$1,682,450.00	$84,974,633.23
	v	Class A-5	$2,300,000.00	$82,674,633.23
	vi	Class A-6 USD payment to the swap counterparty*	$3,007,276.23	$79,667,357.00

		Total	$10,198,721.70

F	Class B Noteholders’ Interest Distribution Amount		$409,501.53	$79,257,855.47

G	Noteholder’s Principal Distribution Amounts Paid (or set aside)
	i	Class A-1	$67,177,439.70	$12,080,415.77
	ii	Class A-2	$0.00	$12,080,415.77
	iii	Class A-3	$0.00	$12,080,415.77
	iv	Class A-4	$0.00	$12,080,415.77
	v	Class A-5	$0.00	$12,080,415.77
	vi	Class A-6 USD payment to the swap counterparty**	$0.00	$12,080,415.77

		Total	$67,177,439.70

H	Supplemental Interest Account Deposit		$0.00	$12,080,415.77

I	Investment Reserve Account Required Amount		$0.00	$12,080,415.77

J	Class B Noteholder’s Principal Distribution Amount		$0.00	$12,080,415.77

K	Increase to the Specified Reserve Account Balance		$0.00	$12,080,415.77

L	Investment Premium Purchase Account Deposit		$0.00	$12,080,415.77

M	Carryover Servicing Fees		$0.00	$12,080,415.77

N	Remaining Swap Termination Fees		$0.00	$12,080,415.77

O	Remarketing Costs in Excess of Remarketing Fee Account		$0.00	$12,080,415.77

	Excess to Excess Distribution Certificate Holder		$12,080,415.77	$0.00

*Fixed rate Pounds Sterling interest to be paid to noteholders annually

**Amounts allocated to classes of fixed rate reset notes are deposited into their accumulation account for distribution on the next related reset date

2003-12 Other Account Deposits and Reconciliations

A	Reserve Account
	i	Beginning of Period Account Balance		$6,031,353.13
	ii	Deposits to correct Shortfall		—
	iii	Total Reserve Account Balance Available		6,031,353.13
	iv	Required Reserve Account Balance		5,863,828.34
	v	Shortfall Carried to Next Period		—
	vi	Excess Reserve - Release to Collection Account		167,524.79

	vii	End of Period Account Balance		$5,863,828.34

B	Capitalized Interest Account
	i	Beginning of Period Account Balance		$21,250,000.00
	ii	Capitalized Interest Release to the Collection Account		—

	iii	End of Period Account Balance		$21,250,000.00

E	Remarketing Fee Account			A-6

	i	Next Reset Date		9/16/2013
	ii	Reset Period Target Amount		—
	iii	Quarterly Required Amount		—
	iv	Beginning of Period Account Balance (net of investment earnings)		—
	v	Quarterly Funding Amount		—
	vi	Reset Period Target Amount Excess		—

	vii	End of Period Account Balance (net of investment earnings)		$—

C	Accumulation Accounts
	i	Class A-6 Accumulation Account Beginning Balance		$—
	ii	Principal deposits for payment on the next Reset Date		—
	iii	Principal Payments to the A-6 Noteholders on Reset Date		—

	iv	Ending A-6 Accumulation Account Balance		$—

D	Supplemental Interest Account
	i	Three Month Libor	Determined: n/a	n/a
	ii	Investment Rate		n/a

	iii	Difference		n/a
	iv	Class A-6 Supplemental Interest Account Beginning Balance		$—
	v	Funds Released into Collection Account		—
	vi	Number of Days Through Next Reset Date		3288

	vii	Class A-6 Supplemental Interest Account Deposit Amount		n/a

F	Investment Premium Purchase Account
	i	Beginning of Period Account Balance		$—
	ii	Required Quarterly Deposit		—
	iii	Eligible Investments Purchase Premium Paid		—
	iv	Funds Released into Collection Account		—

	v	End of Period Account Balance		$—

G	Investment Reserve Account
	i	Balance		$—
	ii	Requirement		—
	iii	Funds Released into Collection Account		—
	iv	Have there been any downgrades to any eligible investments?		N

XI. 2003-12 Distributions

A	Distribution on Amounts			Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class A-6	Class B
	i	Quarterly Interest Due		$528,549.91	$1,263,850.00	$1,416,595.56	$1,682,450.00	$2,300,000.00	£17,417,291.67	$409,501.53
	ii	Quarterly Interest Paid		528,549.91	1,263,850.00	1,416,595.56	1,682,450.00	2,300,000.00	£17,417,291.67	409,501.53

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$67,177,439.70	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		67,177,439.70	0.00	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$67,705,989.61	$1,263,850.00	$1,416,595.56	$1,682,450.00	$2,300,000.00	£17,417,291.67	$409,501.53

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/15/2004		$2,418,572,605.85
	ii	Adjusted Pool Balance 8/31/2004		2,351,395,166.15

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)		$67,177,439.70

	iv	Adjusted Pool Balance 5/31/2004		$2,418,572,605.85
	v	Adjusted Pool Balance 8/31/2004		2,351,395,166.15

	vi	Current Principal Due (iv-v)		$67,177,439.70
	vii	Notes Issued in Excess of Adjusted Pool Balance		—

	viii	Principal Distribution Amount (vi + vii)		$67,177,439.70

	ix	Principal Distribution Amount Paid		$67,177,439.70

	x	Principal Shortfall (viii-ix)		$—

F	Note Balances			6/15/2004	9/15/2004
	i	A-1 Note Balance	78442GJZ0	$135,179,005.85	$68,001,566.15
		A-1 Note Pool Factor		0.5450766365	0.2741998635

	ii	A-2 Note Balance	78442GKA3	$315,000,000.00	$315,000,000.00
		A-2 Note Pool Factor		1.0000000000	1.0000000000

	iii	A-3 Note Balance	78442GKB1	$338,000,000.00	$338,000,000.00
		A-3 Note Pool Factor		1.0000000000	1.0000000000

	iv	A-4 Note Balance	78442GKC9	$385,000,000.00	$385,000,000.00
		A-4 Note Pool Factor		1.0000000000	1.0000000000

	v	A-5 Note Balance	78442GKE5	$500,000,000.00	500,000,000.00
		A-5 Note Pool Factor		1.0000000000	1.0000000000

	vi	A-6 Note Balance	XS0180948274	£396,500,000.00	£396,500,000.00
		A-6 Note Pool Factor		1.0000000000	1.0000000000

	vii	B Note Balance	78442GKD7	$75,943,000.00	$75,943,000.00
		B Note Pool Factor		1.0000000000	1.0000000000

XII. 2003-12 Historical Pool Information

			06/01/04-08/31/04	03/01/04-05/31/04	10/21/03-02/29/04

Beginning Student Loan Portfolio Balance			$2,403,455,454.97	$2,446,642,296.72	$2,501,049,960.77

	Student Loan Principal Activity
	i	Regular Principal Collections	$70,937,243.08	$49,822,290.61	$59,551,886.66
	ii	Principal Collections from Guarantor	4,872,116.01	2,551,332.24	2,209,603.96
	iii	Principal Reimbursements	477,676.12	322,291.11	4,329,868.47
	iv	Other System Adjustments	—	—	—

	v	Total Principal Collections	$76,287,035.21	$52,695,913.96	$66,091,359.09
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$144,826.11	$8,162.37	$68,994.33
	ii	Capitalized Interest	(10,282,484.99)	(9,517,234.58)	(11,752,689.37)

	iii	Total Non-Cash Principal Activity	$(10,137,658.88)	$(9,509,072.21)	$(11,683,695.04)

(-)	Total Student Loan Principal Activity		$66,149,376.33	$43,186,841.75	$54,407,664.05

	Student Loan Interest Activity
	i	Regular Interest Collections	$19,201,249.57	$19,436,929.23	$29,943,593.43
	ii	Interest Claims Received from Guarantors	308,644.24	58,656.74	34,417.08
	iii	Collection Fees/Returned Items	8,992.02	8,468.18	3,977.74
	iv	Late Fee Reimbursements	253,761.63	237,862.65	365,484.00
	v	Interest Reimbursements	2,277.70	6,135.90	43,677.98
	vi	Other System Adjustments	—	—	—
	vii	Special Allowance Payments	645,088.50	509,788.03	234,788.67
	viii	Subsidy Payments	1,474,213.07	1,460,453.57	1,171,747.64

	ix	Total Interest Collections	$21,894,226.73	$21,718,294.30	$31,797,686.54
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$86.74	$337.89	$(149,985.60)
	ii	Capitalized Interest	10,282,484.99	9,517,234.58	11,752,689.37

	iii	Total Non-Cash Interest Adjustments	$10,282,571.73	$9,517,572.47	$11,602,703.77

	Total Student Loan Interest Activity		$32,176,798.46	$31,235,866.77	$43,400,390.31
(=)	Ending Student Loan Portfolio Balance		$2,337,306,078.64	$2,403,455,454.97	$2,446,642,296.72
(+)	Interest to be Capitalized		$8,225,259.17	$9,085,797.75	$8,843,789.76

(=)	TOTAL POOL		$2,345,531,337.81	$2,412,541,252.72	$2,455,486,086.48

(+)	Reserve Account Balance		$5,863,828.34	$6,031,353.13	$6,138,715.22

(=)	Total Adjusted Pool		$2,351,395,166.15	$2,418,572,605.85	$2,461,624,801.70

XIII. 2003-12 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Mar-04	$2,455,486,086	2.47%

Jun-04	$2,412,541,253	3.12%

Sep-04	$2,345,531,338	4.50%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.